AirShares™ EU Carbon Allowances Fund	Exhibit 99.1
Monthly Account Statement
For the Month Ended April 30, 2009

Statement of Income (Loss)

Income
Unrealized Gain (Loss) on Market Value of Futures	$774,314
Unrealized Gain (Loss) on Foreign Currency Translations	26
Interest Income	232
Total Income (Loss)	$774,572

Expenses
Interest Expense	$2,255
Unitary Management Fee	2,977
Total Expenses	5,232
Net Gain (Loss)	$769,340

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Period 4/01/09	$3,805,201
Net Gain (Loss)	769,340

Net Asset Value End of Period	$4,574,541
Net Asset Value Per Unit (200,000 Units)	$22.87

To the Shareholders of AirShares™ EU Carbon Allowances Fund:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended April 30, 2009 is accurate and complete.

/s/ David W. Jaffin
David W. Jaffin
Chief Financial Officer
XShares Advisors LLC, Sponsor of AirSharesTM EU Carbon Allowances Fund

XShares Advisors LLC
420 Lexington Avenue
Suite 2550
New York, New York 10170